Exhibit 5.1

July 26, 2013

599 LEXINGTON AVENUE | NEW YORK | NY | 10022-6069 WWW.SHEARMAN.COM | T +1.212.848.4000 | F +1.212.848.7179

Ecopetrol S.A.
Carrera 13 No. 36-24
Bogota, Republic of Colombia

Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as counsel to Ecopetrol S.A., a mixed economy corporation organized under the laws of the Republic of Colombia (“the Company”), in connection with the Registration Statement on Form F-3 No. 333- (such registration statement and any amendments thereto, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”), as amended, relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as to be set forth in one or more supplements to the Prospectus (each a “Prospectus Supplement”), of: (a) the Company’s debt securities, in one or more series, which are not guaranteed (the “Debt Securities”) and (b) the Company’s debt securities, in one or more series, which are guaranteed (the “Guaranteed Debt Securities”). Terms used herein without definition have the meanings given to such terms in the Registration Statement.

The Debt Securities and Guaranteed Debt Securities may be issued from time to time in one or more series, with each series to be issued by the Company pursuant to an Indenture, dated as of July 23, 2009, between the Company and The Bank of New York Mellon, as trustee (the “Trustee”) (the “Indenture”), which is filed as an exhibit to the Registration Statement. The Debt Securities and Guaranteed Debt Securities may be sold from time to time pursuant to certain underwriting agreements (the “Underwriting Agreements”) among the Company and the various underwriters named therein. The Indenture, the Debt Securities and the Guaranteed Debt Securities are hereinafter referred to as the “Opinion Documents.”

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SHEARMAN & STERLING LLP IS A LIMITED LIABILITY PARTNERSHIP ORGANIZED IN THE UNITED STATES UNDER THE LAWS OF THE STATE OF DELAWARE, WHICH LAWS LIMIT THE PERSONAL LIABILITY OF PARTNERS.

In that connection, we have reviewed originals or copies of the following documents:

1. The Indenture.

2. Registration Statement.

3. The Prospectus.

4. Such other corporate records of the Company, certificates of public officials and officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In our review of the Indenture and the other documents, we have assumed:

1. The genuineness of all signatures.

2. The authenticity of the originals of the documents submitted to us.

3. The conformity to authentic originals of any documents submitted to us as copies.

4. That each of the Opinion Documents is or will be the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms.

5. That:

(i) The Company is an entity duly organized and validly existing under the laws of the jurisdiction of its organization.

(ii) The Company has power and authority (corporate or otherwise) to execute, deliver and perform, and has duly authorized, executed and delivered (except to the extent Generally Applicable Law is applicable to such execution and delivery), the Opinion Documents to which it is or will be a party.

(iii) The execution, delivery and performance by the Company of the Opinion Documents to which it is or will be a party have been duly authorized by all necessary action (corporate or otherwise).

(iv) Except with respect to Generally Applicable Law, no authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of the Opinion Documents or, if any such authorization, approval, consent, action, notice or filing is or will required, it has been or will be duly obtained, taken, given or made and is in full force and effect.

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We are attorneys admitted to practice in the State of New York and we do not express any opinion as to the laws of any other jurisdiction other than the federal law of the United States of America and, to the extent the laws of Colombia may be relevant to this opinion letter, we have, with your permission, assumed the correctness of the opinion letter of your local counsel with respect to Colombian law, to you and dated the date hereof, without independently investigating or verifying the matters covered thereby). Our opinions are subject to the assumptions and limitations set forth in such opinions with respect thereto.

We have not independently established the validity of the foregoing assumptions.

“Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Opinion Documents or the transactions governed by the Opinion Documents. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company, the Opinion Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Opinion Documents or any of its affiliates due to the specific assets or business of such party or any of its affiliates.

Based on the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1. The Indenture has been duly executed and delivered and is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms

2. When (i) a supplemental indenture relating to an issuance of Debt Securities and/or Guaranteed Debt Securities has been duly authorized, executed and delivered by the Company and the Trustee, (ii) the final terms of such Debt Securities and/or Guaranteed Debt Securities have been duly established and approved by or pursuant to authorization of the Board of Directors of the Company, (iii) any Underwriting Agreements relating to such series have been duly completed, executed and delivered by the parties thereto, and (iv) such Debt Securities and/or Guaranteed Debt Securities have been duly authorized, executed and delivered under New York law by the Company and authenticated by the Trustee, and delivered to and paid for by the purchasers thereof, such Debt Securities and/or Guaranteed Debt Securities will constitute the valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

Our opinions expressed above are subject to the following qualifications:

1. Our opinions in paragraph 1 and 2 above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers).

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2. Our opinions in paragraph 1 and 2 above are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

3. Our opinions are limited to Generally Applicable Law and we do not express any opinion herein concerning any other law.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinions expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP

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